Exhibit 99.1
NEWS RELEASE
Basic Earth to Attend OGIS Small Cap in Florida
Denver, Colorado, February 5, 2007 — Basic Earth Science Systems, Inc. (Basic) (OTC:BB BSIC) disclosed today that it will be hosting a breakfast table at the Independent Petroleum Association of America’s (IPAA) Oil & Gas Investment Symposium (OGIS) Small Cap from February 6th through 8th. Patterned after IPAA’s highly successful OGIS New York and OGIS West conferences, OGIS Small Cap is an outlet for publicly traded U.S. independent producers and service and supply companies with market caps of up to $1 billion dollars.
“We are excited about the opportunity to present our corporate story to the investment community,” commented Ray Singleton, President of Basic. “Based on our production increases and income growth we are now positioned to take another step forward by participating in this conference.”
Founded in 1969, Basic is an oil and gas exploration and production company with primary operations in select areas of the Williston basin, the Denver-Julesburg basin in Colorado, the southern portions of Texas, and along the on-shore portions of the Gulf Coast. Basic is traded on the “over-the-counter — bulletin board” under the symbol BSIC. Basic’s web site is at www.basicearth.net where additional information about the Company can be accessed.
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “should,” ”may,” “will,” “anticipate,” “estimate,” “intend” or “continue,” or comparable words or phrases. In addition, all statements other than statements of historical facts that address activities that Basic intends, expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Basic, particularly the Company’s Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2006, in addition to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.